Rouse Properties Reports Second Quarter 2013 Results
- Signed 610,000 Square Feet of Leases -
- Portfolio's Leased Percentage Grows By 150 Basis Points Year Over Year to 89.9%-
- Initial Lease Spreads Increased 8.5% -
- Core FFO Per Share Increased By 17% Year Over Year -

New York, NY, August 5, 2013 - Rouse Properties, Inc. (the "Company" or "Rouse") (NYSE: RSE) a national owner of regional enclosed malls, today announced consolidated and combined results for the three months ended June 30, 2013.
"Our strong leasing momentum continued in the second quarter, with 610,000 square feet leased. This resulted in a significant improvement in a number of key portfolio metrics, including a 150 basis point increase in inline percentage leased and a 390 basis point rise in permanent leased percentage,” stated Andrew Silberfein, President and Chief Executive Officer.  “Our growing inventory of signed leases which have not yet opened for business now totals 769,000 square feet, with over 75% to occupy currently vacant space. We continue to be active on the acquisition front, as evidenced by our recent purchase of Greenville Mall, which offers compelling upside at an attractive entry price.  We are pleased with our 17% rise in Core FFO per share in the second quarter, and remain excited about the future impact of leases coming on-line in the quarters ahead."
Operational and Financial Highlights Second Quarter 2013

•	Leased 610,000 square feet in the quarter, the fifth straight quarter with over 525,000 square feet leased.

•	Including anchors, leased percentage increased to 92.8%; inline leased percentage was 89.9% at quarter end, a gain of 150 basis points compared to the same period last year.

•	Occupied percentage was 86.5% at quarter end, an increase of 90 basis points compared to the same period last year.

•	Permanent leased percentage at quarter end increased 390 basis points compared to the end of the same period last year.

•
Total average rental rates for new and renewal leases, on a same suite basis, rose 12.4% and the initial rental rate for new and renewal leases increased 8.5%, on average, for leases executed during the quarter ended June 30, 2013.

•	Same property average mall in-place rent for tenants less than 10,000 square feet increased 1.6%, year over year, to $38.63 from $38.01 per square foot.

•	Portfolio tenant sales were $297 per square foot; on a comparable trailing twelve month basis the same property tenant sales increased 1.3%.

•	Commenced strategic capital projects at Bayshore Mall and Lansing Mall and a cosmetic capital project at Sikes Senter Mall.

•	Completed approximately $140 million on refinancings at NewPark and Valley Hills Malls.

Financial Results for the Three Months Ended June 30, 2013
Core FFO was $17.2 million, or $0.34 per diluted share, as compared to $14.4 million, or $0.29 per diluted share in the prior year period. The increase over the prior period is primarily the result of the acquisition impact of the Mall at Turtle Creek which was acquired in December 2012.
Core Net Operating Income (“Core NOI”) was $38.7 million as compared to $36.9 million in the prior year period. On a same property basis, excluding the impacts of the acquisitions of Grand Traverse Mall and the Mall at Turtle Creek, disposition of the Boulevard Mall, and termination income, Core NOI was $33.9 million as compared to $33.9 million for the three months ended June 30, 2013 and 2012.

Net income was $4.1 million, or $0.08 per basic and diluted share, as compared to a net loss of $(15.9) million, or $(0.32) per basic and diluted share in the prior year period. The change in net loss was the result of lower depreciation and amortization, other expenses, and interest expense, in addition to a gain on extinguishment of debt of $14.0 million related to the Boulevard Mall for the three months ended June 30, 2013 as compared to June 30, 2012.
Financing
In May 2013, the Company placed a new non-recourse mortgage loan on NewPark Mall located in Newark, CA for $71.5 million, with an initial funding of $66.5 million. The loan provides for an additional subsequent funding of $5.0 million upon achieving certain conditions. The loan bears interest at a floating rate of LIBOR plus 405 basis points, amortizes over 30 years, and has a term of four years with a one year extension subject to certain conditions being achieved. This loan replaced a $62.9 million loan that had a fixed rate of 7.45%.

In June 2013, the Company placed a new non-recourse mortgage loan on the Valley Hills Mall located in Hickory, NC for $68.0 million. The loan bears interest at a fixed rate of 4.47%, and has a term of ten years and amortizes over 30 years. This loan replaced a $51.4 million loan that had a fixed rate of 4.73%. Net proceeds to the Company after related closing and defeasance costs were approximately $15.0 million.

In June 2013, the Company conveyed The Boulevard Mall located in Las Vegas, NV to its lender in full satisfaction of the loan. The loan had a net outstanding balance of approximately $81.3 million and the Company recorded a gain on extinguishment of debt of $14.0 million for the three months ended June 30, 2013. Additionally, the conveyance of the property was structured as a like-kind exchange transaction for income tax purposes.

Subsequent Event
In July 2013, the Company acquired the Greenville Mall, located in Greenville, NC for a total purchase price of approximately $50.3 million. As part of the acquisition, the Company assumed a $41.7 million, 5.29% fixed rate mortgage due in December 2015. The Greenville Mall totals approximately 460,000 square feet, and is anchored by Belk Ladies, Belk Men & Home, jcpenney and Dunham's Sports (opening late 2013) and generates inline shop sales of approximately $375 per square foot. As the only enclosed regional mall within a 40 mile radius, it serves a multi-county trade area of over 400,000 people and features leading national retailers such as Victoria's Secret, Buckle, American Eagle, Aeropostale, Bath and Body Works and Footlocker.

Common Share Dividend
On August 1, 2013 the Board of Directors declared a common stock dividend of $0.13 per share payable on October 31, 2013 to stockholders of record on October 15, 2013. The Company's objective is to continue to grow the dividend over time and the Board will continue to evaluate the dividend policy as the Company's repositioning and acquisition plans continue to take effect.

2013 Guidance
The Company is reiterating its full year 2013 guidance range for Core FFO of $1.49 to $1.55 per diluted share, based on management's expectation as of the date of this release. The guidance presented does not include the effects of property acquisitions, dispositions, or capital transaction activity completed subsequent to June 30, 2013, except those previously announced and completed.
Supplemental Information
The Company released an informational supplemental packet, available at www.rouseproperties.com under the Investors section, with additional detail, including a description of non-GAAP financial measures and reconciliation to GAAP measures.

Investor Conference Webcast and Conference Call
The Company will host a webcast and conference call at 10:00 a.m. EASTERN STANDARD TIME on August 6, 2013, to discuss second quarter 2013 results. The number to call is 877-705-6003 (domestic) and 1-201-493-6725 (international). The live webcast will be available at www.rouseproperties.com under the Investors section. A replay of the conference call will be available through August 20, 2013, by dialing 877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 417094.
Forward Looking Statements
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include statements related to the Company's ability to outperform the ongoing recovery of the Retail and REIT industry and the markets in which the Company's mall properties are located, the Company's ability to generate internal and external growth, the Company's ability to identify and complete the acquisition of properties in new markets, the Company's ability to complete redevelopment projects, the Company's ability to increase margins, including Net Operating Income. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and other documents filed by the Company with the Securities and Exchange Commission.
Non GAAP Financial Measures
The Company makes reference to net operating income (“NOI”) and funds from operations (“FFO”).  NOI is defined as operating revenues (minimum rents, including lease termination fees, tenant recoveries, overage rents, and other income) less property and related expenses (real estate taxes, repairs and maintenance, marketing, other property operating costs, and provision for doubtful accounts). We use FFO, as defined by the National Association of Real Estate Investment Trusts, as a supplemental measure of our operating performance. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization.
In order to present operations in a manner most relevant to its future operations, Core FFO and Core NOI have been presented to exclude certain non-cash and non-recurring revenue and expenses. A reconciliation of NOI to Core NOI and FFO to Core FFO has been included in the "Reconciliation of Core NOI and Core FFO" schedule attached to this release.
NOI, FFO and derivations thereof, are not alternatives to GAAP operating income (loss) or net income (loss) available to common stockholders.  For reference, as an aid in understanding management's computation of NOI and FFO, a reconciliation of NOI to operating income and FFO to net income (loss) in accordance with GAAP has been included in the "Reconciliation of Non-GAAP to GAAP Financial Measures" schedule attached to this release.
About Rouse
Rouse is a publicly traded real estate investment trust headquartered in New York City and founded on a legacy of innovation and creativity. Among the country's largest publicly traded regional mall owners, the Company's geographically diverse portfolio spans the United States from coast to coast, and includes 32 malls in 19 states encompassing over 21.5 million square feet of space. For more information, visit www.rouseproperties.com.

Consolidated and Combined Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2013 (Unaudited)	June 30, 2012 (Unaudited)	June 30, 2013 (Unaudited)	June 30, 2012 (Unaudited)
Revenues:
Minimum rents	$39,834	$36,505	$78,563	$72,271
Tenant recoveries	16,155	16,000	32,335	31,573
Overage rents	841	649	2,291	2,013
Other	1,551	1,268	2,685	2,332
Total revenues	58,381	54,422	115,874	108,189
Expenses:
Real estate taxes	6,069	5,424	11,784	11,257
Property maintenance costs	2,925	3,161	6,203	6,428
Marketing	660	625	1,312	1,051
Other property operating costs	14,210	14,075	27,817	27,615
Provision for doubtful accounts	350	405	499	646
General and administrative	5,248	5,240	10,099	10,384
Depreciation and amortization	15,563	16,032	31,670	33,163
Other	969	1,983	1,467	6,442
Total expenses	45,994	46,945	90,851	96,986
Operating income	12,387	7,477	25,023	11,203

Interest income	125	8	326	9
Interest expense	(21,659)	(22,008)	(41,303)	(50,320)
Loss before income taxes and discontinued operations	(9,147)	(14,523)	(15,954)	(39,108)
Provision for income taxes	(219)	(173)	(254)	(239)
Loss from continuing operations	(9,366)	(14,696)	(16,208)	(39,347)
Discontinued operations:
Loss from discontinued operations	(513)	(1,244)	(23,158)	(2,670)
Gain on extinguishment of debt	13,995	—	13,995	—
Discontinued operations, net	13,482	(1,244)	(9,163)	(2,670)
Net income (loss)	$4,116	$(15,940)	$(25,371)	$(42,017)

Loss from continuing operations per share- Basic and Diluted (1)	$(0.19)	$(0.30)	$(0.33)	$(0.91)

Net income (loss) per share - Basic and Diluted (1)	$0.08	$(0.32)	$(0.51)	$(0.98)

Dividends declared per share	$0.13	$0.07	$0.26	$0.07

Comprehensive income (loss):
Net income (loss)	$4,116	$(15,940)	$(25,371)	$(42,017)
Other comprehensive income (loss):
Net unrealized gain (loss) on financial instrument	—	65	—	(65)
Comprehensive income (loss)	$4,116	$(15,875)	$(25,371)	$(42,082)

(1) Calculated using weighted average number of shares of 49,342,013 and 49,242,014 for the three months ended June 30, 2013 and 2012, respectively and 49,337,110 and 43,013,900 for the six months ended June 30, 2013 and 2012, respectively.

Consolidated Balance Sheets

(In thousands)	June 30, 2013 (Unaudited)	December 31, 2012

Assets:
Investment in real estate:
Land	$305,641	$339,988
Buildings and equipment	1,283,552	1,312,767
Less accumulated depreciation	(137,002)	(116,336)
Net investment in real estate	1,452,191	1,536,419
Cash and cash equivalents	17,663	8,092
Restricted cash	50,248	44,559
Demand deposit from affiliate	45,039	150,163
Accounts receivable, net	27,312	25,976
Deferred expenses, net	39,054	40,406
Prepaid expenses and other assets, net	78,764	99,458
Total assets	$1,710,271	$1,905,073

Liabilities:
Mortgages, notes and loans payable	$1,133,695	$1,283,491
Accounts payable and accrued expenses, net	80,604	88,686
Total liabilities	1,214,299	1,372,177

Commitments and contingencies	—	—

Equity:
Preferred stock (1)	—	—
Common stock (2)	497	493
Class B common stock (3)	—	4
Additional paid-in capital	577,115	588,668
Accumulated deficit	(81,751)	(56,380)
Total stockholders' equity	495,861	532,785
Non-controlling interest	111	111
Total equity	495,972	532,896
Total liabilities and equity	$1,710,271	$1,905,073

(1) Preferred stock: $0.01 par value; 50,000,000 shares authorized, 0 issued and outstanding at June 30, 2013 and December 31, 2012.
(2) Common stock: $0.01 par value; 500,000,000 shares authorized, 49,641,716 issued and 49,637,556 outstanding at June 30, 2013 and 49,246,087 issued and 49,235,528 outstanding at December 31, 2012.
(3) Class B common stock: $0.01 par value; 1,000,000 shares authorized, 0 and 359,056 issued and 0 and 359,056 outstanding at June 30, 2013 and December 31, 2012.

Reconciliation of Core NOI and Core FFO - For The Three Month Period Ended

	June 30, 2013					June 30, 2012
(In thousands)	(Unaudited)					(Unaudited)
	Consolidated	Discontinued Operations	Total	Core Adjustments	Core NOI / FFO	Consolidated	Discontinued Operations	Total	Core Adjustments	Core NOI / FFO

Revenues:
Minimum rents (1)	$39,834	$1,698	$41,532	$3,330	$44,862	$36,505	$1,567	$38,072	$4,917	$42,989
Tenant recoveries	16,155	657	16,812	—	16,812	16,000	915	16,915	—	16,915
Overage rents	841	18	859	—	859	649	10	659	—	659
Other	1,551	52	1,603	—	1,603	1,268	35	1,303	—	1,303
Total revenues	58,381	2,425	60,806	3,330	64,136	54,422	2,527	56,949	4,917	61,866
Operating Expenses:
Real estate taxes	6,069	141	6,210	—	6,210	5,424	151	5,575	—	5,575
Property maintenance costs	2,925	150	3,075	—	3,075	3,161	190	3,351	—	3,351
Marketing	660	21	681	—	681	625	35	660	—	660
Other property operating costs (2)	14,210	884	15,094	(30)	15,064	14,075	917	14,992	(31)	14,961
Provision for doubtful accounts	350	11	361	—	361	405	46	451	—	451
Total operating expenses	24,214	1,207	25,421	(30)	25,391	23,690	1,339	25,029	(31)	24,998

Net operating income	34,167	1,218	35,385	3,360	38,745	30,732	1,188	31,920	4,948	36,868

General and administrative (3)(4)	5,248	—	5,248	(63)	5,185	5,240	—	5,240	—	5,240
Other	969	—	969	(969)	—	1,983	—	1,983	(1,983)	—
Subtotal	27,950	1,218	29,168	4,392	33,560	23,509	1,188	24,697	6,931	31,628

Interest income	125	—	125	—	125	8	—	8	—	8
Interest expense
Amortization and write-off of market rate adjustments	(2,252)	(541)	(2,793)	2,793	—	(2,107)	(554)	(2,661)	2,661	—
Amortization and write-off of deferred financing costs	(2,853)	(49)	(2,902)	2,902	—	(3,746)	(54)	(3,800)	3,800	—
Debt extinguishment costs	(1,026)	—	(1,026)	1,026	—	—	—	—	—	—
Interest on debt	(15,528)	(946)	(16,474)	—	(16,474)	(16,155)	(1,083)	(17,238)	—	(17,238)
Provision for income taxes	(219)	—	(219)	219	—	(173)	—	(173)	173	—
Funds from operations	$6,197	$(318)	$5,879	$11,332	$17,211	$1,336	$(503)	$833	$13,565	$14,398
Funds from operations per share - basic and diluted (5)					$0.35					$0.29
Funds from operations per share - common (6)					$0.35					$0.29
Funds from operations per share - diluted (6)					$0.34					$0.29

(1) Core adjustments includes the aggregate amounts for consolidated and discontinued operations for straight-line rent of $(889) and $(1,657), above / below market lease amortization of $3,969 and $6,574 and tenant inducement amortization of $250 and $0 for the three months ended June 30, 2013 and 2012, respectively.
(2) Core adjustments include above / below market ground lease amortization of $30 and $31 for the three months ended June 30, 2013 and 2012, respectively.
(3) General and administrative costs include $775 and $243 of non-cash stock compensation expense for the three months ended June 30, 2013 and 2012, respectively.
(4) Core adjustments include amounts for the corporate and regional office straight-line rent of $63 for the three months ended June 30, 2013.
(5) Calculated using weighted average number of shares of 49,342,013 and 49,242,014 for the three months ended June 30, 2013 and 2012.
(6) Assumes 49,641,716 and 49,584,189 common shares and 50,221,101 and 49,584,189 diluted common shares as of the quarter ended June 30, 2013 and 2012, respectively.

Reconciliation of Core NOI and Core FFO - For the Six Month Period Ended

	June 30, 2013					June 30, 2012
(In thousands)	(Unaudited)					(Unaudited)
	Consolidated	Discontinued Operations	Total	Core Adjustments	Core NOI / FFO	Consolidated	Discontinued Operations	Total	Core Adjustments	Core NOI / FFO

Revenues:
Minimum rents (1)	$78,563	$3,117	$81,680	$7,236	$88,916	$72,271	$3,013	$75,284	$9,853	$85,137
Tenant recoveries	32,335	1,475	33,810	—	33,810	31,573	1,939	33,512	—	33,512
Overage rents	2,291	72	2,363	—	2,363	2,013	91	2,104	—	2,104
Other	2,685	148	2,833	—	2,833	2,332	125	2,457	—	2,457
Total revenues	115,874	4,812	120,686	7,236	127,922	108,189	5,168	113,357	9,853	123,210
Operating Expenses:
Real estate taxes	11,784	301	12,085	—	12,085	11,257	308	11,565	—	11,565
Property maintenance costs	6,203	286	6,489	—	6,489	6,428	364	6,792	—	6,792
Marketing	1,312	49	1,361	—	1,361	1,051	70	1,121	—	1,121
Other property operating costs (2)	27,817	1,682	29,499	(61)	29,438	27,615	1,776	29,391	(62)	29,329
Provision for doubtful accounts	499	1	500	—	500	646	68	714	—	714
Total operating expenses	47,615	2,319	49,934	(61)	49,873	46,997	2,586	49,583	(62)	49,521

Net operating income	68,259	2,493	70,752	7,297	78,049	61,192	2,582	63,774	9,915	73,689

General and administrative (3)(4)	10,099	—	10,099	(94)	10,005	10,384	—	10,384	—	10,384
Other (5)	1,467	—	1,467	(1,467)	—	6,442	—	6,442	(6,442)	—
Subtotal	56,693	2,493	59,186	8,858	68,044	44,366	2,582	46,948	16,357	63,305

Interest income	326	—	326	—	326	9	—	9	—	9
Interest expense
Amortization and write-off of market rate adjustments	(3,548)	(1,131)	(4,679)	4,679	—	(13,246)	(1,096)	(14,342)	14,342	—
Amortization and write-off of deferred financing costs	(4,978)	(103)	(5,081)	5,081	—	(5,369)	(99)	(5,468)	5,468	—
Debt extinguishment costs	(1,886)	—	(1,886)	1,886	—	—	—	—	—	—
Interest on debt	(30,891)	(1,993)	(32,884)	—	(32,884)	(31,705)	(2,173)	(33,878)	—	(33,878)
Provision for income taxes	(254)	—	(254)	254	—	(239)	—	(239)	239	—
Funds from operations	$15,462	$(734)	$14,728	$20,758	$35,486	$(6,184)	$(786)	$(6,970)	$36,406	$29,436
Funds from operations per share - basic and diluted (6)					$0.72					$0.68
Funds from operations per share - common (7)					$0.71					$0.59
Funds from operations per share - diluted (7)					$0.71					$0.59

(1) Core adjustments includes the aggregate amounts for consolidated and discontinued operations for straight-line rent of $(1,853) and $(3,156), above / below market lease amortization of $8,589 and $13,009 and tenant inducement amortization of $500 and $0 for the six months ended June 30, 2013 and 2012, respectively.
(2) Core adjustments include above / below market ground lease amortization of $61 and $62 for the six months ended June 30, 2013 and 2012, respectively.
(3) General and administrative costs include $1,497 and $1,015 of non-cash stock compensation expense for the six months ended June 30, 2013 and 2012, respectively.
(4) Core adjustments include amounts for the corporate and regional office straight-line rent of $94 for the six months ended June 30, 2013.
(5) Core adjustments include non-comparable costs related to the spin-off from General Growth Properties and property acquisition costs.
(6) Calculated using weighted average number of shares of 49,337,110 and 43,013,900 for the six months ended June 30, 2013 and 2012.
(7) Assumes 49,641,716 and 49,584,189 common shares and 50,221,101 and 49,584,189 diluted common shares as of the six months ended June 30, 2013 and 2012, respectively.

Reconciliation of Non-GAAP to GAAP Financial Measures

	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Reconciliation of NOI to GAAP Operating Income
NOI:	$35,385	$31,920	$70,752	$63,774
Discontinued operations	(1,218)	(1,188)	(2,493)	(2,582)
General and administrative	(5,248)	(5,240)	(10,099)	(10,384)
Other	(969)	(1,983)	(1,467)	(6,442)
Depreciation and amortization	(15,563)	(16,032)	(31,670)	(33,163)
Operating income	$12,387	$7,477	$25,023	$11,203

Reconciliation of FFO to GAAP Net income (loss) attributable to common stockholders
FFO:	$5,879	$833	$14,728	$(6,970)
Discontinued operations	(195)	(741)	(763)	(1,884)
Depreciation and amortization	(15,563)	(16,032)	(31,670)	(33,163)
Provision for impairment	—	—	(21,661)	—
Gain on extinguishment of debt	13,995	—	13,995	—
Net income (loss) attributable to common stockholders	$4,116	$(15,940)	$(25,371)	$(42,017)

Weighted average numbers of shares outstanding	49,342,013	49,242,014	49,337,110	43,013,900
Net income (loss) per share	$0.08	$(0.32)	$(0.51)	$(0.98)
.

Source: Rouse Properties, Inc.
Rouse Properties, Inc.
Investor Relations, 212-608-5108
IR@rouseproperties.com